Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) of our report dated June 25, 2013, with respect to the Statements of Net Assets Available for Benefits of the Capital One Financial Corporation Associate Savings Plan as of December 31, 2012 and 2011 and the related Statements of Changes in Net Assets Available for Benefits for the years then ended, and the related supplemental schedules of Schedule H, Line 4a - Schedule of Delinquent Participant Contributions for the year ended December 31, 2012 and Schedule H, Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2012, which reports appear in the December 31, 2012 Annual Report on Form 11-K of the Capital One Financial Corporation Associate Savings Plan.

/s/ Keiter, Stephens, Hurst, Gary, & Shreaves, P.C.

January 28, 2014

Glen Allen, Virginia

Mailing Address: P.O. Box 32066 Richmond, VA 23294 4401 Dominion Boulevard 2nd Floor Glen Allen, VA 23060 Tel: 804.747.0000 Fax: 804.747.3632 Web: www.keitercpa.com